UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant      ☒     Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

XAI Floating Rate & Alternative Income Trust
(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Hello this is Kimberly Flynn with an important message for XFLT shareholders.

If you have not yet voted, please vote FOR on the WHITE proxy card today. If you need assistance voting your shares, please call Okapi Partners toll-free at (855) 305-0855.

We wanted to let you know there has been an important development.

A leading investment research group on Seeking Alpha, High Dividend Opportunities, has published a recommendation urging XFLT shareholders to vote FOR the Boards proposal to approve the King Street Subadviser. This independent recommendation joins the growing support for the Board's plan ahead of the August 6 Special Meeting.